UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2020

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, James R. Lawrence, Vice President, Chief Financial Officer and Corporate Secretary of Natural Gas Services Group, Inc. (“NGS” or the “Company”) notified the Company of his decision to resign as an officer of the Company effective January 4, 2021. Mr. Lawrence’s resignation is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosures or internal controls.

In connection with his resignation, the Board of Directors appointed on an interim basis its former Chief Financial Officer, G. Larry Lawrence, to the position of Vice President, Chief Financial Officer and Corporate Secretary. Mr. Lawrence will assume the interim role on January 5, 2021 and, during the term of his appointment, will also serve as the Company’s Principal Accounting Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2020.

Mr. Lawrence joined NGS in 2010. During his tenure, he led the finance organization through a time of significant growth and evolution with a focus on hiring and developing finance talent and enhancing the financial reporting and forecasting capabilities of the Company. He was instrumental in many of the growth initiatives of the Company, providing critical guidance which allowed the Company to grow while maintaining a strong financial position. He retired from the Company in November, 2019.
G. Larry Lawrence is not related to James R. Lawrence.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	December 15, 2020	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer